SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	11-3801844
(State of Incorporation or Organization)	(I.R.S. Employer
Identification Number)

555 California Street, 55th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction
A.(c), please check the following box. ☒

If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to
General Instruction A.(d), please check the
following box. ☐

Securities Act registration statement file number to which this form relates:	333-140586
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Shares Representing Limited Liability Company Interests in KKR Financial Holdings LLC	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.        Description of the Registrant’s Securities to be Registered.

The description of the Registrant’s shares representing limited liability company interests is incorporated by reference herein in the sections entitled “Description of Shares of KKR Financial Holdings LLC” and “Comparison of Rights of Stockholders of KKR Financial Corp. and Holders of Shares of KKR Financial Holdings LLC” contained in the Registrant’s registration statement on Form S-4 initially filed with the Securities and Exchange Commission on February 9, 2007 (file no. 333-140586), as amended (the “Registration Statement”), including any form of the prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended.

Item 2.        Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KKR FINANCIAL HOLDINGS LLC, a Delaware limited liability company

Date: April 30, 2007	By:	/s/ Saturnino S. Fanlo
Saturnino S. Fanlo
Chief Executive Officer